Exhibit 99.1

Press Release
Las Vegas Sands Reports
Fourth Quarter 2018 Results

For the Quarter Ended December 31, 2018
(Compared to the Quarter Ended December 31, 2017)

- Consolidated Net Revenue Increased 2.5% to $3.48 Billion
- Due to U.S. Tax Reform, Net Loss of $40 Million and $0.22 per Diluted Share Includes a Nonrecurring Non-Cash Income Tax Expense of $727 Million
- Adjusted Earnings per Diluted Share Was $0.77 and Excludes the $0.93 Impact per Diluted Share Due to U.S. Tax Reform
- Hold-Normalized Adjusted Property EBITDA Increased 0.2% to $1.30 Billion, Consolidated Adjusted Property EBITDA Was $1.27 Billion
- In Macao, Adjusted Property EBITDA Increased 7.7% to $786 Million
- At Marina Bay Sands in Singapore, Adjusted Property EBITDA Was $362 Million
- At Our Las Vegas Operating Properties, Adjusted Property EBITDA Was $100 Million, While Hold-Normalized Adjusted Property EBITDA Increased 9.6% to $125 Million
- The Company Paid Quarterly Dividends of $0.75 per Share
- The Company Repurchased $430 Million of Common Stock During the Quarter

For the Year Ended December 31, 2018
(Compared to the Year Ended December 31, 2017)

- Consolidated Net Revenue was $13.73 Billion, Net Income was $2.95 Billion, Net Income Attributable to Las Vegas Sands Was $2.41 Billion and $3.07 per Diluted Share
- Adjusted Earnings per Diluted Share was $3.32, Consolidated Adjusted Property EBITDA was $5.28 Billion
- The Company Paid Dividends of $3.00 per Share

- The Company Repurchased $905 Million of Common Stock
- The Company’s Board of Directors Announced an Increase in the Company’s Recurring Common Stock Dividend for 2019 to $3.08 per Share ($0.77 per Share per Quarter)

Las Vegas, NV (January 23, 2019) - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended December 31, 2018.

Fourth Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “We are pleased to have delivered strong financial results in the quarter, led by record mass revenues and continued growth in every market segment in Macao. Our Integrated Resort property portfolio in Macao delivered adjusted property EBITDA of $786 million, an increase of 7.7% compared to the fourth quarter of 2017. At Marina Bay Sands in Singapore, our hotel, retail, convention and mass gaming segments all exhibited growth, contributing to $362 million of adjusted property EBITDA for the quarter.

We also continued to invest in growth initiatives in each of our markets. We remain confident in the future opportunity in Macao and are progressing with our investments in the Four Seasons Tower Suites Macao, St. Regis Tower Suites Macao and The Londoner Macao. We believe our market-leading interconnected Integrated Resort portfolio in Macao, including the additional destination retail, luxurious hotel suite offerings and world class entertainment attractions created by these investments, will provide an ideal platform for growth in Macao in the years ahead."

The company paid a recurring quarterly dividend of $0.75 per common share and increased its return of capital through share repurchases of $430 million during the quarter. The company increased the annual dividend for the 2019 calendar year to $3.08, or $0.77 per common share per quarter, and announced its next quarterly dividend of $0.77 per common share will be paid on March 28, 2019, to Las Vegas Sands shareholders of record on March 20, 2019.

Company-Wide Operating Results

Net revenue for the fourth quarter of 2018 increased 2.5% to $3.48 billion, compared to $3.39 billion in the fourth quarter of 2017. Net loss was $40 million in the fourth quarter of 2018 due to non-recurring non-cash income tax expense of $727 million for U.S. tax reform discussed below, compared to net income of $1.36 billion in the year-ago quarter, which included a non-recurring non-cash income tax benefit of $526 million also related to U.S. tax reform.

Effective January 1, 2018, the Company adopted the new revenue recognition standard on a full retrospective basis. The adoption of this standard did not have a material impact on the Company's financial condition or net income. All 2017 financial results have been revised to conform to the current presentation.

On a GAAP (accounting principles generally accepted in the United States of America) basis, operating income in the fourth quarter of 2018 decreased to $874 million, compared to $1.03 billion in the fourth quarter of 2017. The decrease in operating income was due to depreciation acceleration and asset impairments associated with our development projects in Macao. We also had softer Rolling Chip volume in Singapore, partially offset by stronger operating performance in Macao due to a 10% increase in revenues. Consolidated adjusted property EBITDA (a non-GAAP measure) of $1.27 billion decreased 4.7% in the fourth quarter of 2018, compared to the year-ago quarter. On a hold-normalized basis, consolidated adjusted property EBITDA increased to $1.30 billion in the fourth quarter of 2018.

On a GAAP basis, net loss attributable to Las Vegas Sands in the fourth quarter of 2018 was $170 million, compared to net income attributable to Las Vegas Sands of $1.21 billion in the fourth quarter of 2017, while diluted loss per share in the fourth quarter of 2018 was $0.22, compared to diluted earnings per share of $1.53 in the prior-year quarter. The decrease was primarily a result of nonrecurring, non-cash income tax items due to the implementation of U.S. tax reform indicated above.

Adjusted net income attributable to Las Vegas Sands (a non-GAAP measure) was $598 million, or $0.77 per diluted share, compared to $700 million, or $0.88 per diluted share, in the fourth quarter of 2017. Hold-normalized adjusted earnings per diluted share decreased 6.0% to $0.79.

On a GAAP basis, full year 2018 operating income increased 8.3% to $3.75 billion, compared to $3.46 billion in 2017. The increase in operating income was principally due to stronger operating performance in our Macao business due to a 14% increase in revenues. Net income attributable to Las Vegas Sands decreased 14.1% to $2.41 billion, or $3.07 per diluted share, in 2018, compared to $2.81 billion, or $3.55 per diluted share, in 2017. The decrease in net income attributable to Las Vegas Sands reflected increases in income tax expense, interest expense and loss on modification or early retirement of debt.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for SCL increased 9% to $2.25 billion in the fourth quarter of 2018, compared to $2.06 billion in the fourth quarter of 2017. Net income for SCL decreased 11% to $465 million in the fourth quarter of 2018, compared to $519 million in the fourth quarter of 2017.

On a GAAP basis, full year 2018 total net revenues for SCL increased 14% to $8.67 billion, compared to $7.59 billion in 2017. Net income for SCL increased 19% to $1.90 billion in 2018, compared to $1.60 billion in 2017.

Other Factors Affecting Earnings

Depreciation and amortization expense was $289 million in the fourth quarter of 2018, compared to $258 million in the fourth quarter of 2017.

Interest expense, net of amounts capitalized, was $138 million for the fourth quarter of 2018, compared to $87 million in the prior-year quarter. Our weighted average borrowing cost in the fourth quarter of 2018 was approximately 4.5%, compared to 3.4% during the fourth quarter of 2017. The increase in net weighted average borrowing cost relates to the issuance of unsecured notes by SCL in the third quarter of 2018 and increases in interest rates globally. Our outstanding debt also increased in connection with the unsecured notes issued by SCL in the third quarter of 2018 and additional borrowings in the U.S. in the second quarter of 2018.

Our income tax expense for the fourth quarter of 2018 was $782 million, compared to a benefit of $429 million in the prior year quarter. The tax expense for the fourth quarter of 2018 is primarily due to nonrecurring non-cash expense of $727 million resulting from recently issued guidance by the Internal Revenue Service related to the international provision of the Tax Cuts and Jobs Act (the "Act"). This guidance clarified the implementation of the Global Intangible Low-Taxed Income ("GILTI") and other provisions which impact the foreign tax credit utilization and required an increase of a valuation allowance related to our historical foreign tax credits. Our effective income tax rate for the fourth quarter of 2018 would have been 7.4% without the discrete expense associated with the Act.

The net income attributable to noncontrolling interests during the fourth quarter of 2018 decreased to $130 million and was principally related to SCL.

Balance Sheet Items

Unrestricted cash balances as of December 31, 2018 were $4.65 billion.

As of December 31, 2018, total debt outstanding, including the current portion, net of deferred financing costs and original issue discount and excluding capital leases, was $11.97 billion.

Capital Expenditures

Capital expenditures during the fourth quarter totaled $326 million, including construction, development and maintenance activities of $184 million in Macao, $70 million in Las Vegas, $66 million at Marina Bay Sands and $6 million at Sands Bethlehem.

###

Conference Call Information

The company will host a conference call to discuss the company’s results on Wednesday, January 23, 2019 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new development, construction and ventures, substantial leverage and debt service, fluctuations in currency exchange rates and interest rates, government regulation, tax law changes and the impact of U.S. tax reform, legalization of gaming, natural or man-made disasters, terrorist acts or war, outbreaks of infectious diseases, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

About Las Vegas Sands Corp. (NYSE: LVS)

Las Vegas Sands is the world’s pre-eminent developer and operator of world-class Integrated Resorts. We deliver unrivaled economic benefits to the communities in which we operate.

LVS created the meetings, incentives, convention and exhibition (MICE)-based Integrated Resort. Our industry-leading Integrated Resorts provide substantial contributions to our host communities including growth in leisure and business tourism, sustained job creation and ongoing financial opportunities for local small and medium-sized businesses.

Our properties include The Venetian and The Palazzo resorts and Sands Expo in Las Vegas, Sands Bethlehem in Eastern Pennsylvania, and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., we have developed the largest portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, Sands Cotai Central and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of serving people, planet and communities. We deliver a great working environment for 50,000 team members worldwide, drive social impact through the Sands Cares charitable giving and community engagement program and lead in environmental performance through the award-winning Sands ECO360 global sustainability program. To learn more, please visit www.sands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Fourth Quarter 2018 Results
Non-GAAP Measures

Within the company’s fourth quarter and full year 2018 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) including “adjusted net income,” “adjusted earnings per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income,” and “hold-normalized adjusted earnings per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income, which is a non-GAAP financial measure, excludes certain non-recurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal of assets, loss on modification or early retirement of debt and other income or expense, attributable to Las Vegas Sands, net of income tax and an adjustment for a nonrecurring non-cash benefit due to U.S. tax reform enacted in 2017. Adjusted net income and adjusted earnings per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.15% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.0% to 3.3% for our Macao properties, applying a Rolling Chip win percentage of 2.85% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 2.7% to 3.0% for our Singapore property, and applying a win percentage of 22.0% for Baccarat and 20.0% for non-Baccarat games to the respective table games drops for the quarter if the actual win percentages are outside the expected ranges of 18.0% to 26.0% for Baccarat and 16.0% to 24.0% for non-Baccarat at our Las Vegas properties. No hold adjustments are made for Sands Bethlehem. We do not present adjustments for Non-Rolling Chip drop for our table games play at our Macao and Singapore properties, nor for slots at any of our properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid to third parties on the incremental win, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income and hold-normalized adjusted earnings per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income and adjusted earnings per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Casino	$2,461	$2,416	$9,819	$9,086
Rooms	435	416	1,733	1,586
Food and beverage	223	229	865	828
Mall	200	175	690	651
Convention, retail and other	156	155	622	577
Net revenues	3,475	3,391	13,729	12,728
Operating expenses:
Resort operations	2,205	2,059	8,462	7,842
Corporate	58	38	202	173
Pre-opening	1	1	6	8
Development	3	5	12	13
Depreciation and amortization	289	258	1,111	1,171
Amortization of leasehold interests in land	9	9	35	37
Loss (gain) on disposal or impairment of assets	36	(7)	150	20
	2,601	2,363	9,978	9,264
Operating income	874	1,028	3,751	3,464
Other income (expense):
Interest income	23	5	59	16
Interest expense, net of amounts capitalized	(138)	(87)	(446)	(327)
Other income (expense)	(8)	(14)	26	(94)
Loss on modification or early retirement of debt	(9)	—	(64)	(5)
Income before income taxes	742	932	3,326	3,054
Income tax (expense) benefit	(782)	429	(375)	209
Net income (loss)	(40)	1,361	2,951	3,263
Net income attributable to noncontrolling interests	(130)	(149)	(538)	(455)
Net income (loss) attributable to Las Vegas Sands Corp.	$(170)	$1,212	$2,413	$2,808

Earnings (loss) per share:
Basic	$(0.22)	$1.53	$3.07	$3.55
Diluted	$(0.22)	$1.53	$3.07	$3.55

Weighted average shares outstanding:
Basic	780	790	786	792
Diluted	780	791	786	792

Dividends declared per common share	$0.75	$0.73	$3.00	$2.92
____________________
Note: The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net Revenues
The Venetian Macao	$919	$822	$3,474	$2,924
Sands Cotai Central	558	551	2,153	1,916
The Parisian Macao	414	321	1,533	1,395
The Plaza Macao and Four Seasons Hotel Macao	175	174	719	587
Sands Macao	156	150	650	626
Ferry Operations and Other	37	42	160	161
Macao Operations	2,259	2,060	8,689	7,609

Marina Bay Sands	726	821	3,069	3,134
Las Vegas Operating Properties	424	433	1,682	1,657
Sands Bethlehem	128	138	536	564
Intersegment Eliminations	(62)	(61)	(247)	(236)
	$3,475	$3,391	$13,729	$12,728

Adjusted Property EBITDA
The Venetian Macao	$355	$324	$1,378	$1,133
Sands Cotai Central	194	202	759	633
The Parisian Macao	132	89	484	413
The Plaza Macao and Four Seasons Hotel Macao	64	71	262	233
Sands Macao	38	40	178	174
Ferry Operations and Other	3	4	18	21
Macao Operations	786	730	3,079	2,607

Marina Bay Sands	362	457	1,690	1,755
Las Vegas Operating Properties	100	114	394	391
Sands Bethlehem	24	34	116	147
	$1,272	$1,335	$5,279	$4,900

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	38.6%	39.4%	39.7%	38.7%
Sands Cotai Central	34.8%	36.7%	35.3%	33.0%
The Parisian Macao	31.9%	27.7%	31.6%	29.6%
The Plaza Macao and Four Seasons Hotel Macao	36.6%	40.8%	36.4%	39.7%
Sands Macao	24.4%	26.7%	27.4%	27.8%
Ferry Operations and Other	8.1%	9.5%	11.3%	13.0%
Macao Operations	34.8%	35.4%	35.4%	34.3%

Marina Bay Sands	49.9%	55.7%	55.1%	56.0%
Las Vegas Operating Properties	23.6%	26.3%	23.4%	23.6%
Sands Bethlehem	18.8%	24.6%	21.6%	26.1%

Total	36.6%	39.4%	38.5%	38.5%
____________________
Note: The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income (Loss) to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss)	$(40)	$1,361	$2,951	$3,263
Add (deduct):
Income tax expense (benefit)	782	(429)	375	(209)
Loss on modification or early retirement of debt	9	—	64	5
Other (income) expense	8	14	(26)	94
Interest expense, net of amounts capitalized	138	87	446	327
Interest income	(23)	(5)	(59)	(16)
Loss (gain) on disposal or impairment of assets	36	(7)	150	20
Amortization of leasehold interests in land	9	9	35	37
Depreciation and amortization	289	258	1,111	1,171
Development expense	3	5	12	13
Pre-opening expense	1	1	6	8
Stock-based compensation (1)	2	3	12	14
Corporate expense	58	38	202	173
Consolidated Adjusted Property EBITDA	$1,272	$1,335	$5,279	$4,900

Hold-normalized casino revenue (2)	30	(43)
Hold-normalized casino expense (2)	(5)	2
Consolidated Hold-Normalized Adjusted Property EBITDA	$1,297	$1,294
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
During the three months ended December 31, 2018 and 2017, the company recorded stock-based compensation expense of $7 million and $8 million, respectively, of which $5 million in each period is included in corporate expense on the company's condensed consolidated statements of operations. During the years ended December 31, 2018 and 2017, the company recorded stock-based compensation expense of $30 million and $34 million, respectively, of which $18 million and $20 million, respectively, is included in corporate expense on the company's condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended December 31, 2018

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$786	$—	$—	$786
Marina Bay Sands	362	—	—	362
United States:
Las Vegas Operating Properties	100	30	(5)	125
Sands Bethlehem	24	—	—	24
	$1,272	$30	$(5)	$1,297

	Three Months Ended December 31, 2017

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$730	$43	$(16)	$757
Marina Bay Sands	457	(86)	18	389
United States:
Las Vegas Operating Properties	114	—	—	114
Sands Bethlehem	34	—	—	34
	$1,335	$(43)	$2	$1,294
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
For Macao Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.15% for Macao Operations and 2.85% for Marina Bay Sands. This calculation will only be applied if the current period win percentage is outside the expected range of 3.0% to 3.3% for Macao Operations and 2.7% to 3.0% for Marina Bay Sands.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the company’s current period win percentage equaled 22.0% for Baccarat and 20.0% for non-Baccarat. This calculation will only be applied if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 18.0% to 26.0% and 16.0% to 24.0%, respectively.

For Sands Bethlehem, no adjustments have been made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)	Represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income (Loss) Attributable to LVS to Adjusted Net Income and Hold-Normalized Adjusted Net Income:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss) attributable to LVS	$(170)	$1,212	$2,413	$2,808

Pre-opening expense	1	1	6	8
Development expense	3	5	12	13
Loss (gain) on disposal or impairment of assets	36	(7)	150	20
Other (income) expense	8	14	(26)	94
Loss on modification or early retirement of debt	9	—	64	5
Nonrecurring non-cash income tax expense (benefit) of U.S. tax reform (1)	727	(526)	57	(526)
Income tax impact on net income adjustments (2)	(1)	(2)	(8)	(2)
Noncontrolling interest impact on net income adjustments	(15)	3	(57)	(9)
Adjusted net income attributable to LVS	$598	$700	$2,611	$2,411

Hold-normalized casino revenue (3)	30	(43)
Hold-normalized casino expense (3)	(5)	2
Income tax impact on hold adjustments (2)	(5)	12
Noncontrolling interest impact on hold adjustments	—	(8)
Hold-normalized adjusted net income attributable to LVS	$618	$663

The following is a reconciliation of Diluted Earnings (Loss) per Share to Adjusted Earnings per Diluted Share and Hold-Normalized Adjusted Earnings per Diluted Share:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Per diluted share of common stock:
Net income (loss) attributable to LVS	$(0.22)	$1.53	$3.07	$3.55

Pre-opening expense	—	—	0.01	0.01
Development expense	0.01	—	0.01	0.01
Loss (gain) on disposal or impairment of assets	0.05	(0.01)	0.19	0.02
Other (income) expense	0.01	0.02	(0.03)	0.12
Loss on modification or early retirement of debt	0.01	—	0.08	—
Nonrecurring non-cash income tax expense (benefit) of U.S. tax reform	0.93	(0.66)	0.07	(0.66)
Income tax impact on net income adjustments	—	—	(0.01)	—
Noncontrolling interest impact on net income adjustments	(0.02)	—	(0.07)	(0.01)
Adjusted earnings per diluted share	$0.77	$0.88	$3.32	$3.04

Hold-normalized casino revenue	0.04	(0.05)
Hold-normalized casino expense	(0.01)	—
Income tax impact on hold adjustments	(0.01)	0.02
Noncontrolling interest impact on hold adjustments	—	(0.01)
Hold-normalized adjusted earnings per diluted share	$0.79	$0.84

Weighted average diluted shares outstanding	780	791	786	792
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
Adjustment reflects the impact of the Tax Cuts and Jobs Act enacted in the U.S. in December 2017 (the "Act" or "tax reform") and related guidance issued to date on the valuation allowance related to certain of the company's tax attributes.

(2)
The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

(3)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$15,100	$14,453	$15,177	$13,264
Slot machine win per unit per day (2)	$305	$304	$249	$258
Average number of table games	652	585	611	566
Average number of slot machines	1,483	1,670	1,667	1,635

Sands Cotai Central:
Table games win per unit per day (1)	$13,036	$12,214	$12,245	$10,775
Slot machine win per unit per day (2)	$313	$323	$292	$311
Average number of table games	392	401	405	399
Average number of slot machines	1,637	1,823	1,765	1,750

The Parisian Macao:
Table games win per unit per day (1)	$13,696	$9,075	$12,246	$9,815
Slot machine win per unit per day (2)	$380	$218	$290	$223
Average number of table games	325	368	340	378
Average number of slot machines	1,149	1,487	1,302	1,514

The Plaza Macao and Four Seasons Hotel Macao:
Table games win per unit per day (1)	$16,930	$16,223	$17,636	$14,637
Slot machine win per unit per day (2)	$451	$673	$507	$497
Average number of table games	107	108	113	103
Average number of slot machines	168	164	187	178

Sands Macao:
Table games win per unit per day (1)	$8,441	$7,882	$8,724	$8,127
Slot machine win per unit per day (2)	$258	$223	$246	$235
Average number of table games	205	193	204	198
Average number of slot machines	805	1,014	890	943

Marina Bay Sands:
Table games win per unit per day (1)	$8,430	$10,311	$9,555	$10,805
Slot machine win per unit per day (2)	$778	$734	$794	$678
Average number of table games	599	602	580	582
Average number of slot machines	2,178	2,499	2,255	2,494

Las Vegas Operating Properties:
Table games win per unit per day (1)	$2,983	$3,614	$3,256	$3,402
Slot machine win per unit per day (2)	$368	$384	$356	$319
Average number of table games	244	238	235	240
Average number of slot machines	1,874	1,803	1,782	1,909

Sands Bethlehem:
Table games win per unit per day (1)	$2,696	$3,444	$3,024	$3,515
Slot machine win per unit per day (2)	$243	$257	$260	$267
Average number of table games	189	175	184	176
Average number of slot machines	3,271	3,186	3,249	3,162
____________________

(1)
Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

(2)
Slot machine win per unit per day is shown before deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	December 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$747	$664	$83	12.5%
Rooms	56	53	3	5.7%
Food and Beverage	19	21	(2)	(9.5)%
Mall	65	59	6	10.2%
Convention, Retail and Other	32	25	7	28.0%
Net Revenues	$919	$822	$97	11.8%

Adjusted Property EBITDA	$355	$324	$31	9.6%
EBITDA Margin %	38.6%	39.4%		(0.8	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$9,393	$8,021	$1,372	17.1%
Rolling Chip Win %(1)	3.20%	2.73%		0.47	pts

Non-Rolling Chip Drop	$2,404	$2,084	$320	15.4%
Non-Rolling Chip Win %	25.1%	26.8%		(1.7	)pts

Slot Handle	$841	$877	$(36)	(4.1)%
Slot Hold %	5%	5.3%		(0.3	)pts

Hotel Statistics

Occupancy %	96.5%	95.5%		1.0	pts
Average Daily Rate (ADR)	$222	$232	$(10)	(4.3)%
Revenue per Available Room (RevPAR)	$214	$222	$(8)	(3.6)%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Cotai Central	December 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$418	$417	$1	0.2%
Rooms	86	84	2	2.4%
Food and Beverage	25	28	(3)	(10.7)%
Mall	21	15	6	40.0%
Convention, Retail and Other	8	7	1	14.3%
Net Revenues	$558	$551	$7	1.3%

Adjusted Property EBITDA	$194	$202	$(8)	(4.0)%
EBITDA Margin %	34.8%	36.7%		(1.9	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,875	$2,354	$521	22.1%
Rolling Chip Win %(1)	3.72%	3.68%		0.04	pts

Non-Rolling Chip Drop	$1,678	$1,718	$(40)	(2.3)%
Non-Rolling Chip Win %	21.7%	21.2%		0.5	pts

Slot Handle	$1,164	$1,293	$(129)	(10.0)%
Slot Hold %	4.0%	4.2%		(0.2	)pts

Hotel Statistics

Occupancy %	96.5%	92.3%		4.2	pts
Average Daily Rate (ADR)	$160	$160	$—	—
Revenue per Available Room (RevPAR)	$154	$148	$6	4.1%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	December 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$345	$251	$94	37.5%
Rooms	33	34	(1)	(2.9)%
Food and Beverage	17	15	2	13.3%
Mall	14	16	(2)	(12.5)%
Convention, Retail and Other	5	5	—	—
Net Revenues	$414	$321	$93	29.0%

Adjusted Property EBITDA	$132	$89	$43	48.3%
EBITDA Margin %	31.9%	27.7%		4.2	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$4,816	$3,845	$971	25.3%
Rolling Chip Win %(1)	3.16%	2.75%		0.41	pts

Non-Rolling Chip Drop	$1,135	$1,016	$119	11.7%
Non-Rolling Chip Win %	22.6%	19.8%		2.8	pts

Slot Handle	$1,234	$1,014	$220	21.7%
Slot Hold %	3.3%	2.9%		0.4	pts

Hotel Statistics

Occupancy %	97.0%	98.4%		(1.4	)pts
Average Daily Rate (ADR)	$160	$151	$9	6.0%
Revenue per Available Room (RevPAR)	$156	$148	$8	5.4%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Hotel Macao	December 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$108	$118	$(10)	(8.5)%
Rooms	10	10	—	—
Food and Beverage	8	8	—	—
Mall	48	37	11	29.7%
Convention, Retail and Other	1	1	—	—
Net Revenues	$175	$174	$1	0.6%

Adjusted Property EBITDA	$64	$71	$(7)	(9.9)%
EBITDA Margin %	36.6%	40.8%		(4.2	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$3,365	$2,662	$703	26.4%
Rolling Chip Win %(1)	2.65%	2.88%		(0.23	)pts

Non-Rolling Chip Drop	$345	$389	$(44)	(11.3)%
Non-Rolling Chip Win %	22.2%	21.9%		0.3	pts

Slot Handle	$153	$125	$28	22.4%
Slot Hold %	4.5%	8.2%		(3.7	)pts

Hotel Statistics

Occupancy %	90.0%	86.2%		3.8	pts
Average Daily Rate (ADR)	$343	$330	$13	3.9%
Revenue per Available Room (RevPAR)	$309	$285	$24	8.4%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	December 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$144	$136	$8	5.9%
Rooms	5	4	1	25.0%
Food and Beverage	7	8	(1)	(12.5)%
Convention, Retail and Other	—	2	(2)	(100.0)%
Net Revenues	$156	$150	$6	4.0%

Adjusted Property EBITDA	$38	$40	$(2)	(5.0)%
EBITDA Margin %	24.4%	26.7%		(2.3	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,635	$748	$887	118.6%
Rolling Chip Win %(1)	2.61%	3.48%		(0.87	)pts

Non-Rolling Chip Drop	$630	$615	$15	2.4%
Non-Rolling Chip Win %	18.5%	18.5%		—

Slot Handle	$643	$609	$34	5.6%
Slot Hold %	3.0%	3.4%		(0.4	)pts

Hotel Statistics

Occupancy %	98.9%	98.5%		0.4	pts
Average Daily Rate (ADR)	$176	$177	$(1)	(0.6)%
Revenue per Available Room (RevPAR)	$175	$174	$1	0.6%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	December 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$500	$607	$(107)	(17.6)%
Rooms	94	90	4	4.4%
Food and Beverage	55	53	2	3.8%
Mall	51	47	4	8.5%
Convention, Retail and Other	26	24	2	8.3%
Net Revenues	$726	$821	$(95)	(11.6)%

Adjusted Property EBITDA	$362	$457	$(95)	(20.8)%
EBITDA Margin %	49.9%	55.7%		(5.8	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,825	$7,926	$(1,101)	(13.9)%
Rolling Chip Win %(1)	2.79%	3.95%		(1.16	)pts

Non-Rolling Chip Drop(2)	$1,259	$1,342	$(83)	(6.2)%
Non-Rolling Chip Win %(2)	21.8%	19.2%		2.6	pts

Slot Handle	$3,450	$3,672	$(222)	(6.0)%
Slot Hold %	4.5%	4.6%		(0.1	)pts

Hotel Statistics

Occupancy %	95.5%	94.2%		1.3	pts
Average Daily Rate (ADR)	$423	$417	$6	1.4%
Revenue per Available Room (RevPAR)	$404	$393	$11	2.8%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

(2)	As of Q1 2018, Non-Rolling Chip drop at MBS includes chips purchased and exchanged at the cage. Prior period amounts have been updated to conform to the current period presentation.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Las Vegas Operating Properties	December 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$89	$103	$(14)	(13.6)%
Rooms	147	137	10	7.3%
Food and Beverage	85	89	(4)	(4.5)%
Convention, Retail and Other	103	104	(1)	(1.0)%
Net Revenues	$424	$433	$(9)	(2.1)%

Adjusted Property EBITDA	$100	$114	$(14)	(12.3)%
EBITDA Margin %	23.6%	26.3%		(2.7	)pts

Gaming Statistics
(Dollars in millions)

Table Games Drop	$526	$381	$145	38.1%
Table Games Win %(1)	12.7%	20.7%		(8.0	)pts

Slot Handle	$794	$735	$59	8.0%
Slot Hold %	8.0%	8.7%		(0.7	)pts

Hotel Statistics

Occupancy %	91.1%	91.7%		(0.6	)pts
Average Daily Rate (ADR)	$250	$235	$15	6.4%
Revenue per Available Room (RevPAR)	$228	$215	$13	6.0%
____________________

Note:	The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.
(1)
This compares to our expected Baccarat win percentage of 18.0% to 26.0% and our expected non-Baccarat win percentage of 16.0% to 24.0% (calculated before discounts, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Bethlehem	December 31,
(Dollars in millions)	2018	2017	$ Change	Change
Revenues:
Casino	$110	$120	$(10)	(8.3)%
Rooms	4	4	—	—
Food and Beverage	7	7	—	—
Mall	1	1	—	—
Convention, Retail and Other	6	6	—	—
Net Revenues	$128	$138	$(10)	(7.2)%

Adjusted Property EBITDA	$24	$34	$(10)	(29.4)%
EBITDA Margin %	18.8%	24.6%		(5.8	)pts

Gaming Statistics
(Dollars in millions)

Table Games Drop	$275	$285	$(10)	(3.5)%
Table Games Win %	17.0%	19.4%		(2.4	)pts

Slot Handle	$1,181	$1,165	$16	1.4%
Slot Hold %	6.2%	6.5%		(0.3	)pts

Hotel Statistics

Occupancy %	93.9%	92.7%		1.2	pts
Average Daily Rate (ADR)	$164	$161	$3	1.9%
Revenue per Available Room (RevPAR)	$154	$149	$5	3.4%
____________________
Note: The prior period presentation has been adjusted for the adoption of ASC 606, Revenue from Contracts with Customers, and conformed to the current period presentation.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For The Three Months Ended December 31, 2018					TTM December 31, 2018
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$65	$57	87.7%	813,376	90.3%	$1,746

Shoppes at Four Seasons
Luxury Retail	34	32	94.1%	125,566	100.0%	5,836
Other Stores	14	13	92.9%	115,982	97.9%	2,046
Total	48	45	93.8%	241,548	99.0%	4,373

Shoppes at Cotai Central(3)	21	18	85.7%	519,681	91.5%	892

Shoppes at Parisian	13	10	76.9%	295,915	89.8%	649

Total Cotai Strip in Macao	147	130	88.4%	1,870,520	91.7%	1,778

The Shoppes at Marina Bay Sands	51	44	86.3%	606,362	95.4%	1,898

Total	$198	$174	87.9%	2,476,882	92.6%	$1,808
____________________

Note:	This table excludes the results of our mall operations at Sands Macao and Sands Bethlehem.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)
The Shoppes at Cotai Central will feature up to an estimated 600,000 square feet of gross leasable area at completion of all phases of Sands Cotai Central's renovation, rebranding and expansion to The Londoner Macao.